Exhibit 10.62

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is entered into as of December 4, 2018 (the “Effective Date”) between VBI VACCINES INC., a company organized under the laws of the Province of British Columbia, Canada (“VBI”), and having a principal place of business at 310 Hunt Club Road, Suite 201, Ottawa ON K1V 1C1, and Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands (“Brii Bio”), having its registered office at Vistra (Cayman) Limited, PO Box 3119, Grand Pavilion Hibiscus Way, 802 West Bay Road Grand Cayman KYI-1205.

WHEREAS

A. VBI has developed a new recombinant protein based immunotherapeutic for use in treatment of Hepatitis B; and

B. Brii Bio and VBI wish to collaborate on further development of VBI’s Hepatitis B recombinant protein based immunotherapeutic; and

C. Brii Bio desires to obtain from VBI certain exclusive rights and licenses to make, have made, use, sell, offer for sale and import VBI’s Hepatitis B recombinant protein based immunotherapeutic in the Field (as defined below) in the Licensed Territory (as defined below), and VBI is willing to grant to Brii Bio such rights and licenses on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VBI and Brii Bio hereby agree as follows:

Article 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set out in this Article 1 unless the context clearly and unambiguously dictates otherwise.

1.1 “Additional Pre-Clinical Trials” has the meaning set forth in Section 5.2(d).

1.2 “Adjuvant” shall mean [*****].

1.3 “Affiliate” of a Party shall mean any company, partnership or other entity that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. For the purposes of this definition, “control” shall mean (i) direct or indirect beneficial ownership of at least fifty percent (50%) of the voting share capital or other equity interest in such Person or (ii) the power to direct the management of such Person by contract or otherwise.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.4 “Agreement” has the meaning set forth in the Preamble.

1.5 “Alliance Manager” has the meaning set forth in Section 4.5.

1.6 “Applicable Laws” shall mean the applicable provisions of any and all national, state and local laws, statutes, rules, regulations, administrative codes, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Approvals) of or from any court, Regulatory Authority or Governmental Authority having jurisdiction over or related to the subject matter.

1.7 “Anti-Corruption Laws” shall mean (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the U.K. Bribery Act 2010, (c) the Peoples Republic of China (PRC) Anti-Unfair Competition Law, and (d) the criminal code of each Region in the Licensed Territory.

1.8 “BLA” shall mean a Biologics License Application filed pursuant to the requirements of the FDA under Section 351(k) of the Public Health Services Act (Title 42, U.S.C., Chapter 6A) and 12 C.F.R., Section 601.2, to obtain Marketing Approval for a biological product in the United States, or the equivalent application or filing in another country (as applicable).

1.9 “Brii Bio” shall have the meaning set forth in the Preamble.

1.10 “Brii Bio Adjuvant” shall mean an Adjuvant [*****], which Brii Bio Adjuvant shall be designated by Brii Bio in its sole discretion, subject to Section 4.4.

1.11 “Brii Bio Know-How” shall mean Know-How owned or Controlled by Brii Bio as of the Effective Date or developed during the Term independent of activities under this Agreement excluding any Joint Know-How.

1.12 “Brii Bio Patents” shall mean Patents owned or Controlled by Brii Bio as of the Effective Date or during the Term that cover or claim the Brii Bio Know-How.

1.13 “Brii Bio Technology” shall mean the Brii Bio Know-How and the Brii Bio Patents.

1.14 “Business Day” shall mean a day other than a Saturday or Sunday or any public holiday in the United States or China. For the avoidance of doubt, references in this Agreement to “days” shall mean calendar days.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.15 “Chairperson” shall mean the chairperson of the Joint Steering Committee.

1.16 “Clinical Trial” shall mean a study in which human subjects or patients are dosed with a drug, whether approved or investigational, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial or any study required to be conducted following Marketing Approval as a condition to maintaining such approval.

1.17 “CMC” shall mean chemistry, manufacturing and controls.

1.18 “Collaboration Clinical Trial” shall mean the Phase II Clinical Trial, to be conducted in accordance with the Development Plan in the Licensed Territory for the purpose of comparing VBI-2601 and a Novel Composition across multiple cohorts and dosing regimens.

1.19 “Commercial Supply Agreement” shall have the meaning set forth in Section 7.3.

1.20 “Commercially Reasonable Efforts” shall mean, with respect to a Party and an obligation to conduct a particular activity pertaining to the research, development, manufacturing or commercialization obligations hereunder, that level of efforts and resources reasonably required to carry out such obligation consistent with the efforts commonly used by such Party with respect to a biopharmaceutical product which is of similar market potential and at a similar stage in its development or product life, and all other relevant factors. Notwithstanding the foregoing, to the extent that the performance of a Party’s obligations hereunder is impaired by the other Party’s failure to perform its obligations hereunder, the determination of whether such first Party has used Commercially Reasonable Efforts in performing a given obligation will be determined in the context of such other Party’s failure.

1.21 “Competing Product” shall mean [*****].

1.22 “Confidential Information” shall have the meaning set forth in Section 11.1.

1.23 “Confidentiality Agreement” shall mean that certain letter agreement dated July 9, 2018 between VBI and Brii Bio.

1.24 “Control” or “Controlled” shall mean, with respect to any Know-How, Patent or other intellectual property right, the legal authority or right (whether by ownership, license or otherwise but without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) of a Party or its Affiliates to grant access, a license or a sublicense of or under such Know-How, Patent or other intellectual property rights to another Party hereto, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party, in each case in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, license or sublicense.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.25 “Development Costs” shall mean, with respect to a Party, such Party’s Internal Costs and External Costs incurred in the conduct of activities assigned to such Party under the Development Plan, to the extent incurred in accordance with the budget set forth in the Development Plan.

1.26 “Development Plan” shall mean the research and development plan to be conducted by the Parties covering research and development activities through the completion of the Collaboration Clinical Trial for the purpose of developing improved therapeutic Hepatitis B recombinant protein based immunotherapeutics comprising the Licensed Compound, as may be amended in accordance with Section 5.1(b). The initial Development Plan is attached hereto as Schedule C.

1.27 “Disclosing Party” shall have the meaning set forth in Section 11.1.

1.28 “Distributor” shall mean a Third Party to whom Brii Bio has granted the right to market, detail, promote, advertise, sell and distribute Product in the Licensed Territory.

1.29 “Dollar” or “$” shall mean the legal tender of the United States.

1.30 “Effective Date” shall have the meaning set forth in the Preamble hereto.

1.31 “External Costs” shall mean amounts paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP) by a Party (or its Affiliate) and incurred in the performance of activities under the Development Plan, excluding (a) pre-paid amounts, capital expenditures, and financing costs, (b) any items included in the FTE Rate, and (c) any mark-up on any amounts paid to Third Parties imposed by a Party.

1.32 “FDA” shall mean the United States Food and Drug Administration or its successor.

1.33 “[*****]” shall have the meaning set forth in Section 1.34.

1.34 “[*****]” means that certain [*****].

1.35 “Field” means the diagnosis and treatment of Hepatitis B.

1.36 “First Commercial Sale” shall mean with respect to a Licensed Product in any Region in the Licensed Territory, the first sale for monetary value for use or consumption of such Licensed Product in such Region after Marketing Authorization for such Licensed Product has been obtained in such Region.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.37 “Force Majeure Event” shall have the meaning set forth in Section 17.1.

1.38 “FTE” shall mean the equivalent of the work of one duly qualified employee of a Party full time for one year (consisting of a total of one thousand eight hundred (1,800) hours per year) carrying out development, manufacturing, commercialization, or other regulatory, distribution, scientific, or technical work under the Development Plan. Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution, and no individual may be charged at greater than one FTE, regardless of that individual’s hours worked during that year. The portion of an FTE billable by a Party for one employee during a given accounting period will be determined by dividing the number of hours worked directly by such employee on the work to be conducted under this Agreement during such accounting period by the number of FTE hours applicable for such accounting period based on one thousand eight hundred (1,800) working hours per calendar year.

1.39 “FTE Rate” shall mean the rate of three hundred thousand Dollars (300,000) per FTE per calendar year which rate will be prorated on a daily basis as necessary, and which rate is subject to one annual adjustment in each calendar year during the Term by the percentage increase or decrease in the consumer price index (CPI) as of December 31 of each calendar year, over the level of the CPI as of December 31 of the prior calendar year, with the first such increase to be effective on January 1, 2020. Notwithstanding the foregoing, for any calendar year during the Term that is less than a full year, the above referenced rate will be proportionately reduced to reflect such portion of such full calendar year.

1.40 “GAAP” shall mean generally accepted accounting principles in the United States, or internationally, as appropriate, consistently applied and shall mean the international financial reporting standards (“IFRS”) at such time as IFRS becomes the generally accepted accounting standard and applicable laws require that a Party use IFRS.

1.41 “Global Clinical Trial” shall mean a Clinical Trial conducted by VBI or Brii Bio in the Licensed Territory and the VBI Territory in accordance with the Global Development Plan with the intent of generating data to support an application for Marketing Approval in each of the Licensed Territory and the VBI Territory.

1.42 “Global Development Plan” shall mean, for a Licensed Product, the plan setting forth (a) the global development activities for Licensed Product, including the proposed pre-clinical studies and Clinical Trials and regulatory plans, (b) the timelines for such activities, (c) an outline of the key elements involved in obtaining Marketing Approval of such Licensed Product, and (d) the allocation of responsibilities between the Parties of the development activities set forth under such Global Development Plan, as the same may be amended from time-to-time in accordance with Section 4.1(b).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.43 “Good Clinical Practices” or “GCP” shall mean all applicable then-current standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Studies, including, as applicable, as set forth in the ICH Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) or any other guidelines for good clinical practice for trials on medicinal products as required by the equivalent Applicable Laws in any relevant country.

1.44 “Good Laboratory Practices” or “GLP” shall mean all applicable then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, the PRC Good Laboratory Practice effective as of September 1, 2003, the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (OECD), and any such standards of good laboratory practice as are required by the equivalent Applicable Laws in any relevant country, or in countries in which the Licensed Product is intended to be sold by the Party that is subject to such standards.

1.45 “Good Manufacturing Practices” or “GMP” shall mean the then-current good manufacturing practices required by the FDA, as set forth in the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials in jurisdictions outside the United States, as they may be updated from time to time. Good Manufacturing Practices shall include applicable quality guidelines promulgated under the ICH.

1.46 “Governmental Authority” shall mean any multinational, federal, national, state, provincial or local entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal, official or officer, exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature over any of the activities contemplated by this Agreement.

1.47 “ICH” shall mean the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).

1.48 “IFRS” shall have the meaning set forth in Section 1.40.

1.49 “IND” shall mean an Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 C.F.R. §312 before commencement of clinical trials of a pharmaceutical product, or any comparable filings with Regulatory Authorities in the Licensed Territory, including clinical trial applications.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.50 “Internal Costs” shall mean, for any period and any activity under the Development Plan, (a) the product obtained by multiplying (i) the actual total FTEs (or portion thereof) devoted to the performance of such activity during such period, by (ii) the applicable FTE Rate, and (b) a Party’s reasonably allocated other internal costs with respect to such activity to the extent not included in the FTE Rate.

1.51 “Interruption Event” shall mean, with respect to a Party and a Licensed Product, any event caused by facts or circumstances beyond the reasonable control of such Party including, without limitation, (a) a Force Majeure Event, (b) a delay caused by the other Party, (c) a delay related to the formulation, manufacturing or release testing of a Brii Bio Adjuvant, (d) a delay by a Regulatory Authority in providing necessary Marketing Approvals for a Licensed Product, (e) a requirement for such Party to seek pricing or reimbursement approval in a Region in the Licensed Territory, (f) a withdrawal or recall of such Licensed Product from the market (to the extent due to circumstances outside of such Party’s reasonable control), or (g) a suspension of the Marketing Approval of such Licensed Product.

1.52 “Inventions” shall mean any and all inventions, discoveries, improvements, processes and techniques discovered, conceived or first reduced to practice in the course of activities conducted pursuant to the Development Plan, whether or not patentable or included in any claim of patents and patent applications.

1.53 “Joint Inventions” shall mean (a) any and all Inventions discovered, conceived or first reduced to practice jointly by the Parties (or their Affiliates) during course of carrying out the Development Plan, and (b) any Novel Composition. For the avoidance of doubt, “Joint Inventions” shall exclude any Inventions to the extent such Inventions comprise improvements to the VBI Technology or the Brii Bio Technology.

1.54 “Joint Know-How” shall mean (a) Know-How developed jointly by the Parties or by Third Parties acting on their behalf during the conduct of activities under the Development Plan or the Global Development Plan (as applicable) that is necessary or useful to research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Products, and (b) any Know-How developed by either Party or jointly by the Parties or by Third Parties acting on their behalf during the conduct of activities under the Development Plan or the Global Development Plan (as applicable) to the extent specifically related to the Brii Bio Adjuvant or any Novel Composition.

1.55 “Joint Patents” shall mean all Patents claiming any Joint Inventions.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.56 “Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 4.1(a).

1.57 “Joint Technology” shall mean the Joint Know-How and the Joint Patents.

1.58 “Know-How” shall mean information including unpatented Inventions, methods, technologies, data, processes, procedures, techniques, designs, plans, research tools, reagents, formulations, assay techniques, clinical test design, protocols, product life cycle management strategies and operating conditions except to the extent that such information is publicly available or is otherwise protect by patent or trade secret law.

1.59 “Licensed Compound” shall mean the [*****] owned or Controlled by VBI or an Affiliate of VBI.

1.60 “Licensed Product” shall mean VBI-2601 or a Novel Composition (as applicable).

1.61 “Licensed Territory” shall mean mainland China, Hong Kong, Taiwan and Macau (each, a “Region”).

1.62 “Manufacturing Technology” shall mean any process, technology, information, data or documentation that is necessary or useful in the manufacture, formulation, vialing or release of the Licensed Compound and Licensed Product, including any assays or testing required to comply with GMP including process validation, product identity assays, in-process-control assays and any relevant standard operating procedures.

1.63 “Marketing Approval” shall mean, with respect to any particular country or Region, all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country or Region, including, where applicable, (a) pricing or reimbursement approval in such country or Region, (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), (c) labeling approval, and (d) technical, medical and scientific licenses.

1.64 “Net Sales” shall mean, with respect to a Licensed Product, [*****].

1.65 “NMPA” means the National Medical Products Administration of the People’s Republic of China (formerly the China Food and Drug Administration) and any successor agency(ies) or authority thereto having substantially the same function.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.66 “Novel Composition” shall mean a new recombinant protein based immunotherapeutic formulation which includes the Licensed Compound and a Brii Bio Adjuvant.

1.67 “Party” shall mean VBI or Brii Bio individually, and “Parties” shall mean VBI and Brii Bio collectively.

1.68 “Patent(s)” shall mean, with respect to any jurisdiction, (a) any and all issued patents and patent applications, including all provisional applications, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (b) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, and (c) other forms of government-issued rights substantially similar to any of the foregoing.

1.69 “Person” shall mean any individual, corporation, partnership, limited liability company, trust, Governmental Authority, or other legal entity of any nature whatsoever.

1.70 “Phase I Clinical Trial” means a clinical study of a Licensed Product in humans the purpose of which is preliminary determination of pharmacokinetics, safety and tolerability of a dosing regime and for which there may or may not be primary endpoints (as understood by the applicable Regulatory Authorities) in the protocol relating to efficacy.

1.71 “Phase II Clinical Trial” means a clinical study of a Licensed Product in humans to assess the safety, dose ranging and efficacy or therapeutic benefit of such Licensed Product.

1.72 “Phase III Clinical Trial” means a controlled clinical study, or a portion of a controlled study, in humans of the efficacy and safety of a Licensed Product, which study (in its entirety or portion, as applicable), is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular indication in a manner sufficient to file an application for Marketing Approval.

1.73 “Pre-clinical Studies” shall mean studies of a Licensed Product in animals for the purpose of assessing preliminary efficacy, toxicity, pharmacokinetic and safety information.

1.74 “Receiving Party” shall have the meaning set forth in Section 11.1

1.75 “Region” shall have the meaning set forth in Section 1.61.

1.76 “Regulatory Authority” shall mean any national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority whose review and/or approval is necessary for the clinical research, development, manufacture, packaging, use, storage, import, export, distribution, promotion, marketing, offer for sale, selling, pricing or reimbursement (as applicable) of Licensed Products, including, for the avoidance of doubt, the NMPA and the FDA.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.77 “Regulatory Documentation” shall mean (a) submissions to any Regulatory Authority, including INDs, BLAs, Drug Master Files, correspondence with regulatory agencies (registrations and licenses, regulatory drug lists, advertising and promotion documents), period safety update reports, adverse event files, complaint files and manufacturing records and, if applicable, any updates or supplements to any of the foregoing and (b) any minutes or contact logs with respect to any telephone conferences conducted with any Regulatory Authority relating to the subject matter described in clause (a) of this sentence.

1.78 “Relevant Factors” shall mean all relevant factors that may affect the development, Marketing Approval or commercialization of a Licensed Product, including (as applicable): actual and potential issues of safety, efficacy or stability; product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected development, Marketing Approval, manufacturing, and commercialization costs; any issues regarding the ability to manufacture or have manufactured the Licensed Compound or a Licensed Product; the likelihood of obtaining Marketing Approvals (including satisfactory price approvals); the timing of such approvals; the current guidance and requirements for Marketing Approval for a Licensed Product and similar products and the current and projected regulatory status; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; past performance of the Licensed Product or similar products; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; pricing or reimbursement changes in relevant countries; proprietary position, strength and duration of patent protection and anticipated exclusivity; and other relevant scientific, technical, operational and commercial factors.

1.79 “Royalty Report” shall have the meaning set forth in Section 9.8.

1.80 “Royalty Term” shall have the meaning set forth in Section 9.5(a).

1.81 “[*****]” means that certain [*****].

1.82 “Senior Executives” shall have the meaning set for in Section 4.4.

1.83 “SEC” shall mean the US Securities Exchange Commission.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.84 “Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the Effective Date, between the Parties, pursuant to which Brii Bio will purchase certain shares of VBI Common Stock in accordance with the terms and conditions set forth therein.

1.85 “Sublicensee” shall mean a Third Party or an Affiliate of Brii Bio, to whom Brii Bio or an Affiliate of Brii Bio has granted a sublicense under the VBI Technology to, offer for sale and sell Licensed Product in the Field in any country in the Licensed Territory as contemplated by Section 2.3(a) of this Agreement. For clarity, the term “Sublicensee” shall not include any wholesellers that are not granted any sublicense under the VBI Technology to offer for sale and sell Licensed Product in the Field in the Licensed Territory.

1.86 “Term” shall have the meaning set forth in Section 15.1.

1.87 “Third Party” shall mean any Person other than VBI, Brii Bio and their respective Affiliates.

1.88 “Third Party Claims” shall have the meaning set forth in Section 14.1.

1.89 “Third Party Manufacturer” shall have the meaning set forth in Section 7.2(a).

1.90 “Third Party Royalties” shall mean royalties payable by VBI under [*****].

1.91 “VBI” shall have the meaning set forth in the Preamble.

1.92 “VBI-2601” shall mean a recombinant protein based immunotherapeutic for use in treating Hepatitis B developed by VBI.

1.93 “VBI Know-How” shall mean all Know-How owned or Controlled by VBI as of the Effective Date or during the Term that is necessary or useful to research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compounds or Licensed Products. For the avoidance of doubt, the “VBI Know-How” shall not include Joint Know-How.

1.94 “VBI Patents” shall mean all Patents owned or Controlled by VBI as of the Effective Date or during the Term that (a) claim the composition of matter of, or the method of making or using Licensed Compounds or Licensed Products, or (b) are otherwise necessary or useful to research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export or otherwise commercialize the Licensed Compounds or Licensed Products. For the avoidance of doubt, the “VBI Patents” shall not include Joint Patents. The VBI Patents existing as of the Effective Date are set forth on Schedule A hereto; provided that, any Patent not included on Schedule A that otherwise meets the definition of a VBI Patent shall still be considered a VBI Patent notwithstanding its omission from Schedule A.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

1.95 “VBI Technology” shall mean all VBI Know-How, VBI Patents and VBI’s interest in Joint Patents and Joint Inventions.

1.96 “VBI Territory” means all countries outside of the Licensed Territory.

Article 2

DESCRIPTION OF THE COLLABORATION

2.1 VBI and Brii Bio wish to collaborate on the development of a Hepatitis B recombinant protein based immunotherapeutic in the Licensed Territory. This collaboration will initially focus on the execution of a Development Plan by the Parties with the objective of developing a Novel Composition and comparing such Novel Composition to VBI-2601 in the Collaboration Clinical Trial. Brii Bio will select the Brii Bio Adjuvant [*****] within five (5) days of the Effective Date. Based on the results of such Pre-clinical Studies, Brii Bio will select the Novel Compositions to be included in the Collaboration Clinical Trial subject to Section 4.4. Once selected, INDs for the Novel Composition and the VBI-2601 candidate will be filed in the Licensed Territory and, if approved, the Novel Composition and the VBI-2601 candidate will be tested in the Collaboration Clinical Trial, after which, Brii Bio will have the right to select either the Novel Composition or VBI-2601 for further clinical development in support of an application for Marketing Approval in the Licensed Territory.

Article 3

GRANT OF LICENSES

3.1 VBI License to Brii Bio. Subject to the terms and conditions of this Agreement, VBI hereby grants to Brii Bio an exclusive royalty-bearing license, with the right to grant sublicenses through multiple tiers in accordance with Section 3.3, under the VBI Technology for Brii Bio, its Affiliates and Sublicensees to:

(a) carry out its obligations pursuant to the Development Plan and the Global Development Plan (as applicable);

(b) perform, or have performed, studies (including Clinical Trials) and regulatory and other activities as may be required to obtain and maintain Marketing Approval of the Licensed Products in the Licensed Territory; and

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(c) use, sell and offer for sale the Licensed Products in the Field in the Licensed Territory.

3.2 Brii Bio License to VBI. Subject to the terms and conditions of this Agreement, Brii Bio hereby grants to VBI an exclusive, royalty-free license, with the right to sublicense in accordance with Section 3.3, under (i) the Brii Bio Technology, solely to the extent that such Brii Bio Technology covers or claims the Brii Bio Adjuvant or the Novel Composition, and (ii) Brii Bio’s interest in the Joint Technology solely to:

(a) perform, or have performed, activities pursuant to the Development Plan and the Global Development Plan (as applicable) anywhere in the world for the purpose of the exploitation of Licensed Products in the Field in the Licensed Territory by Brii Bio; and

(b) make, have made, use, sell, and offer for sale the Licensed Products in the Field in the VBI Territory.

3.3 Sublicenses.

(a) Brii Bio Right to Sublicense. Brii Bio shall have the right to sublicense any or all rights granted to it under Section 3.1 in any Region in the Licensed Territory to any of its Affiliates or Third Parties through multiple tiers.

(b) VBI Right to Sublicense. VBI shall have the right to sublicense any or all rights granted to it under Section 3.2 to any of its Affiliates or Third Parties, provided that, with respect to any sublicense of VBI’s obligations set forth in Section 3.2(a), VBI shall be required to obtain Brii Bio’s consent prior to entering into any such sublicense except to the extent that such sublicense is to an Affiliate.

3.4 Rights Reserved. Except for the rights and licenses expressly granted in this Agreement, VBI retains all rights under its intellectual property, including the VBI Technology, and Brii Bio retains all rights under its intellectual property.

3.5 Option for License Outside the Field. For the duration of the Term, VBI shall have an option to negotiate with Brii Bio an exclusive license under (a) the Brii Bio Technology that covers or claims the Brii Bio Adjuvant or the Novel Composition and (b) Brii Bio’s interest in the Joint Technology for use outside the Field in the VBI Territory. In the event that VBI wishes to exercise its option pursuant to this Section 3.5, VBI shall provide written notice to Brii Bio thereof, and within thirty (30) days of Brii Bio’s receipt of such notice, the Parties shall commence negotiating in good faith the terms of such license agreement, which agreement shall include adjuvant licensing terms consistent with market terms and conditions. If the Parties fail to reach agreement on the terms of such exclusive license agreement within one hundred and eighty (180) days after such discussions commence, then, provided that the Parties have negotiated in good faith during such one hundred and eighty (180) day period, Brii Bio shall have no further obligation to negotiate with VBI the terms of such exclusive license.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Article 4

GOVERNANCE

4.1 Joint Steering Committee.

(a) Establishment. Within thirty (30) days following the Effective Date, VBI and Brii Bio shall establish a joint development committee (“Joint Steering Committee” or “JSC”) to oversee, review and coordinate the activities of the Parties under this Agreement with regard to development and regulatory approval of Licensed Products in the Field in the Licensed Territory.

(b) Duties. The Joint Steering Committee shall:

(i) promote and facilitate ongoing communication and exchange of information between the Parties regarding conduct of the Development Plan and the Global Development Plan (as applicable), progress toward obtaining Marketing Approval of the Licensed Product in the Licensed Territory and manufacture of the Licensed Product for distribution in the Licensed Territory;

(ii) establish the strategic direction for the conduct of the Development Plan and the Global Development Plan (as applicable);

(iii) review and approve any additions or amendments to the Development Plan and the Global Development Plan (as applicable), including the budget (subject to Section 4.9);

(iv) review and approve the initial Global Development Plan, including the budget (as applicable);

(v) oversee implementation or the Development Plan and the Global Development Plan (as applicable) including assigning roles, responsibilities, timelines and budgets for activities based upon the Development Plan and the Global Development Plan;

(vi) review and discuss the results obtained during conduct of the Development Plan and the Global Development Plan, including the Collaboration Clinical Trial;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(vii) discuss disputes that may arise between the Parties in the course of carrying out the terms of this Agreement with a view of facilitating a mutually satisfactory resolution;

(viii) serve as a forum for information sharing regarding the progress of VBI’s [*****] in accordance with Section 9.7;

(ix) discuss the overall regulatory strategies for obtaining Marketing Approval of the Licensed Product in the Licensed Territory; and

(x) perform such other duties as are specifically assigned by the Parties to the Joint Steering Committee pursuant to this Agreement.

4.2 Joint Steering Committee Membership. The JSC shall be composed of six (6) members, three (3) of whom shall be nominated by VBI and three (3) of whom shall be nominated by Brii Bio. The JSC shall have two Chairpersons, one appointed by each Party to serve for a period of twelve (12) months. The meetings of the Joint Steering Committee shall be led, alternately by one Chairperson. Any member of the Joint Steering Committee may designate a substitute to attend and perform the functions of that member at any meeting of the Joint Steering Committee. Each Party may, with the consent of the other Party, such consent not to be unreasonably withheld or delayed, invite non-member, non-voting representatives of such Party to attend meetings of the Joint Steering Committee, provided that such attendees are subject to non-disclosure agreements and obligations of confidentiality at least as restrictive as those set forth in Article 11. The Alliance Manager of each Party will attend each meeting of the JSC as a non-voting participant.

4.3 Meetings. All Joint Steering Committee meetings shall be held as often as the members may determine, but in any event Joint Steering Committee meetings shall occur not less than four (4) times per calendar year. Such meetings may be held in person, or by any means of telecommunications or video conference, as the members deem necessary or appropriate; provided, however, that at least one Joint Steering Committee meeting per year shall be held in person and the location of such in-person meeting shall alternate between VBI’s office in Boston Massachusetts and Brii Bio’s office in either Durham North Carolina or Beijing, China (at Brii Bio’s election) provided, however, that no more than one (1) JSC meeting per calendar year will be held in China. The first meeting shall be held at Brii Bio’s offices in Durham. A quorum for Joint Steering Committee meetings shall be four (4) members, with at least two (2) members from each Party.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

4.4 Decision-making of Joint Steering Committee. The Joint Steering Committee may make decisions with respect to any subject matter that is within the purview of the Joint Steering Committee’s duties. Except as expressly provided in this Agreement, all decisions of the Joint Steering Committee shall be made by unanimous vote or written consent, with VBI and Brii Bio each having, respectively, one vote in all decisions. The Joint Steering Committee shall use reasonable efforts to resolve any disputes concerning the matters within its duties. If, with respect to a matter that is subject to the Joint Steering Committee’s duties the Joint Steering Committee cannot reach consensus, then the Chairperson of the Joint Steering Committee shall escalate the dispute for resolution to on behalf of VBI, the Chief Executive Officer of VBI and to, on behalf of Brii Bio, the President of Brii Bio (collectively, the “Senior Executives”). The Senior Executives shall use good faith efforts to resolve the matter referred to them within fifteen (15) days of such referral (which shall become the decision of the Joint Steering Committee). If the Senior Executives fail to resolve such matter within ten (10) Business Days after the date on which the matter is referred to such Senior Executives (unless a longer period is agreed to by the Parties), then:

(a) Brii Bio shall have final decision-making authority with respect to matters in dispute relating solely to the development, Marketing Approval and commercialization of Licensed Products in the Licensed Territory, including (i) selection of the Novel Composition(s) to be included in the Collaboration Clinical Trial; provided that, [*****], (ii) any modification or amendment to, or issue arising under, the Development Plan, and (iii) the selection of the Third Party Manufacturer pursuant to Section 7.2(a), but excluding decisions that would reasonably be expected to have a material adverse impact on the development, Marketing Approval or commercialization of Licensed Products in the VBI Territory or would increase the costs allocated to VBI pursuant to the Development Plan in contravention of Section 4.9;

(b) VBI shall have final decision-making authority with respect to the development, Marketing Approval and commercialization of Licensed Products in the VBI Territory, including any modification or amendment to, or issue arising under, the Global Development Plan (as applicable), except for those decisions that would reasonably be expected to have a material adverse impact on the development, Marketing Approval or commercialization of Licensed Products in the Licensed Territory or would increase the costs allocated to Brii Bio pursuant to the Development Plan in contravention of Section 4.9; and

(c) with respect to all other matters in dispute, such matters shall be settled by expert determination pursuant to Section 16.3.

4.5 Alliance Manager. Each of the Parties will appoint a single individual to manage Development and Commercialization obligations between the Parties (each, an “Alliance Manager”). The role of the Alliance Manager will be to act as a single point of contact between the Parties to ensure a successful relationship under this Agreement. The Alliance Managers will attend all JSC meetings as non-voting participants; provided that, an Alliance Manager may bring any matter to the attention of the JSC if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party will designate its initial Alliance Manager promptly after the Effective Date and each Party may change its designated Alliance Manager at any time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party. Each Alliance Manager will also: (a) be the point of first referral in all matters of conflict resolution; (b) provide a single point of communication for seeking consensus between the Parties regarding key strategy and plan issues; (c) identify and bring disputes to the attention of the JSC in a timely manner; and (d) take responsibility for ensuring that governance activities, such as the conduct of required JSC meetings and production of meeting minutes, occur as set forth in this Agreement, and that the relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

4.6 Minutes. Minutes for each of the Joint Steering Committee meetings shall be prepared by a VBI member or a Brii Bio member of the Joint Steering Committee alternately, with Brii Bio’s member preparing the minutes for the first meeting of the Joint Steering Committee. The draft minutes shall be sent to all members of the Joint Steering Committee for comment promptly after each such meeting (but in no event more than fifteen (15) days after each such meeting). All actions noted in the minutes shall be reviewed and approved at subsequent meetings of the Joint Steering Committee; provided that if the Parties cannot agree as to the content of the minutes by the time the Joint Steering Committee next meets, such minutes shall be finalized to reflect any areas of disagreement.

4.7 Expenses. Each Party shall bear its own costs, including expenses incurred by the members nominated by it in connection with their activities as members of the Joint Steering Committee or as Chairperson.

4.8 Subcommittees. From time to time, the Joint Steering Committee may establish subcommittees to oversee particular projects or activities within the scope of authority of the Joint Steering Committee, as it deems necessary or advisable. Each subcommittee shall consist of such number of representatives of each Party as the Joint Steering Committee determines is appropriate from time to time and shall meet with such frequency as the Joint Steering Committee shall determine. All decisions of each subcommittee shall be made by unanimous vote or written consent, with VBI and Brii Bio each having, collectively, one vote in all decisions. If, with respect to a matter that is subject to a subcommittee’s decision-making authority, the subcommittee cannot reach unanimity, the matter shall be referred to the Joint Steering Committee, which shall resolve such matter in accordance with Section 4.4.

4.9 Scope of Governance; Limitation of Authority. Notwithstanding the creation of the Joint Steering Committee or any subcommittee, each Party shall retain the rights, powers and discretion granted to it hereunder, and neither the Joint Steering Committee nor any subcommittee shall be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. Neither the Joint Steering Committee nor any subcommittee shall have the power to (a) amend or modify this Agreement, (b) waive either Party’s obligation to comply with the terms and conditions of this Agreement, or (c) materially increase costs under the Development Plan, unless such increased costs are a result of a requirement by a Regulatory Authority in the Licensed Territory, and no decision of the Joint Steering Committee or any subcommittee shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be decided by the Joint Steering Committee or any subcommittee, as applicable, are only those specific issues within the Joint Steering Committee’s duties.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

4.10 Dissolution. The Joint Steering Committee shall dissolve and cease to exist upon the completion of activities under the Development Plan; provided that, if the Parties elect to enter into a Global Development Plan in accordance with Section 5.5, then the Joint Steering Committee shall dissolve and cease to exist upon the completion of all activities under the Global Development Plan.

Article 5

DEVELOPMENT ACTIVITIES

5.1 Development Plans.

(a) Initial Development Plan. Within sixty (60) days following the Effective Date, the Parties shall, notwithstanding Section 4.4, meet to review the initial Development Plan (including a budget for activities thereunder) attached hereto as Schedule C. For the avoidance of doubt, Brii Bio shall have the sole right to select the Brii Bio Adjuvant for use in the [*****] and the Novel Composition(s) to be included in the Collaboration Clinical Trial, subject to Section 4.4. The initial Development Plan shall include (but not be limited to) and assign responsibility between the Parties for the following:

(i)	formulations of Novel Compositions which shall be evaluated during the conduct of the Development Plan;

(ii)	Pre-clinical Studies of recombinant protein based immunotherapeutic candidates to evaluate immunogenicity;

(iii)	in vitro assessment of recombinant protein based immunotherapeutic candidates for stability;

(iv)	preparation of an IND;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(v)	technology transfer of immune-monitoring assays to support clinical development in the Licensed Territory;

(vi)	design of the Collaboration Clinical Trial to support an application for Marketing Approval in the Licensed Territory; and

(vii)	development of Manufacturing Technologies for Licensed Products.

(b) Review and Amendment of the Development Plan. From time to time, and no less than once per calendar year, the Joint Steering Committee shall review the Development Plan and determine if any amendments or additions are required in order to advance the objective of obtaining Marketing Approval for a Licensed Product in the Licensed Territory. Any modifications or amendments to the Development Plan shall become effective when reduced to writing and signed by both Parties.

5.2 Conduct of Development Plan.

(a) Diligence. Each Party shall use Commercially Reasonable Efforts to conduct and complete the activities assigned to such Party in the Development Plan in accordance with the timelines and budget specified therein. Without limiting the foregoing, each Party shall use good faith efforts to allocate sufficient time, effort, equipment and facilities to such activities and to use personnel with sufficient skills and experience as are required to accomplish such activities in accordance with the Development Plan and the terms of this Agreement. In addition, Brii Bio shall use Commercially Reasonable Efforts to initiate the Collaboration Clinical Trial within [*****] following the Effective Date. Following the completion of the Collaboration Clinical Trial, subject to the terms of this Agreement, Brii Bio shall have sole responsibility for, and sole discretion with respect to all development activities regarding the Licensed Product in the Field in the Licensed Territory.

(b) Compliance with Applicable Laws. Each Party shall conduct the activities assigned to it, including with respect to documentation and records requirements, in the Development Plan in compliance in all material respects with all Applicable Laws.

(c) Records; Reports. Each Party shall maintain records regarding its activities under the Development Plan in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved by or on behalf of such Party, including with respect to Clinical Trials relating to the Licensed Compound, drafting formal clinical study reports in compliance with Applicable Laws and ICH guidelines. Each Party shall keep the Joint Steering Committee appropriately informed of the status of such activities. Upon request by the Joint Steering Committee, without limiting the foregoing, each Party shall provide the Joint Steering Committee with reasonably detailed summaries of data and results generated or obtained in the course of such Party’s performance of activities under the Development Plan. With respect to Clinical Trials relating to the Licensed Compound (including Global Clinical Trials, as applicable), the Party responsible for the conduct of such Clinical Trial shall present to the Joint Steering Committee at each meeting thereof a summary of the progress of such ongoing Clinical Trial including, when available, a summary of the resulting data. Following completion of a Clinical Trial relating to the Licensed Compound, the Party that conducted such Clinical Trial (or Global Clinical Trial, as applicable) shall provide the other Party with a copy of the clinical study reports and access to data underlying any such study report.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(d) Conduct of Clinical Trials. Brii Bio shall be the sponsor for, and shall use Commercially Reasonable Efforts to, conduct any and all Clinical Trials (excluding Pre-Clinical Studies) set out in the Development Plan as are required to support Marketing Approval in the Licensed Territory. In the event that, following submission of a IND for a Licensed Product in a Region in the Licensed Territory, the applicable Regulatory Authority does not approve such IND and requests that additional Pre-clinical Studies of such Licensed Product be conducted (the “Additional Pre-clinical Studies”), then Brii Bio shall conduct such Additional Pre-clinical Studies, and the Parties shall amend the Development Plan to include such Additional Pre-Clinical Studies.

5.3 Development Funding.

(a) Development Plan Costs. Each Party shall be responsible for costs and expenses associated with activities assigned to such Party under the Development Plan, provided that VBI shall be responsible for clinical supply costs and expenses to the extent set forth in Schedule 7.1(a).

(b) Post-Development Plan Costs. With the exception of costs related to Global Clinical Trials (as applicable), all Clinical Trials conducted in the Licensed Territory following the conclusion of the Development Plan shall be borne by Brii Bio.

5.4 Post- Development Plan. Following the completion of the Development Plan, Brii Bio shall use Commercially Reasonable Efforts to develop a Licensed Product in the Licensed Territory in the Field, and in the event that the Parties do not enter into a Global Development Plan pursuant to Section 5.5, then Brii Bio shall provide annual high-level development reports to VBI describing ongoing and planned development activities until such time as a first Marketing Approval is obtained in mainland China.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

5.5 Global Development. Following the completion of the Collaboration Clinical Study and within ninety (90) days following the provision of a clinical study report to the JSC pursuant to Section 5.2(c), each Party shall determine, in its sole discretion, whether it intends to pursue subsequent development activities in its territory for VBI-2601 or the Novel Composition evaluated in such Collaboration Clinical Study. In the event that the Parties both elect to proceed with further development of VBI-2601 or the Novel Composition, then the Parties shall decide, through the JSC, whether to enter into a Global Development Plan to govern the conduct of Global Clinical Trials with the objective of obtaining clinical trial data to support applications for Marketing Approval in the Field for the applicable product in both the Licensed Territory and countries within the VBI Territory. If the Parties so decide to enter into such Global Development Plan, then the Parties shall mutually agree upon such plan through the JSC, including the allocation of costs between the Parties for such Global Clinical Trials. Notwithstanding the foregoing, the Parties may elect not to jointly conduct a Global Clinical Trial under the Global Development Plan, which election must be made prior to the commencement of any activities relating to such Global Clinical Trial, in which event, neither Party shall thereafter have a right to use any efficacy data resulting from such Clinical Trial to support Marketing Approval in its respective territory.

Article 6

REGULATORY ACTIVITIES

6.1 Marketing Approval.

(a) Regulatory Plan. Brii Bio shall develop, in its sole discretion, a regulatory plan for each Licensed Product that describes the regulatory actions to be taken by Brii Bio to obtain Marketing Approval in the Field in the Licensed Territory with respect to such Licensed Product. The regulatory plan shall be submitted to the Joint Steering Committee for review and comment, and Brii Bio shall consider such comments in good faith. Such regulatory plan shall be updated to reflect regulatory activities and changes agreed upon by the JSC at least once per year, until such time as the applicable Licensed Product receives Marketing Approval.

(b) Diligence. Brii Bio shall use Commercially Reasonable Efforts to obtain and maintain Marketing Approval for at least one Licensed Product in the Licensed Territory.

(c) Regulatory Submissions.

(i) Licensed Territory. Brii Bio, or its designated Affiliate, shall have the sole right to prepare and submit all Regulatory Documentation in the Licensed Territory, including applications for Marketing Approval in the Licensed Territory; provided that in mainland China, Brii Bio shall conduct such regulatory activities (and any and all regulatory activities delegated to Brii Bio hereunder) (i) as the express and authorized regulatory agent of record for VBI , with VBI retaining ownership of such Marketing Approvals, and the applicable product importation licenses, (ii) on behalf of VBI and for the benefit of VBI, and (iii) in accordance with the applicable regulatory plan set forth in Section 6.1(a). Promptly after the Effective Date, the Parties shall execute such documents as are required for Brii Bio to act as VBI’s express and authorized regulatory agent of record in mainland China, including powers of attorney. For the avoidance of doubt, as soon as practicable in accordance with Applicable Law, VBI shall transfer the Marketing Authorization(s) for the Licensed Product in mainland China to Brii Bio. In the Regions in the Licensed Territory other than mainland China, Brii Bio or its designated local Affiliate will own all Marketing Approvals relating to the Licensed Product in the Field.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(ii) VBI Territory. VBI shall have sole responsibility and authority for the preparation and submission of all Regulatory Documentation in the VBI Territory with respect to (a) INDs, permission to conduct Clinical Trials and ongoing correspondence with the relevant Regulatory Authorities relating thereto; (b) applications for Marketing Approval and ongoing correspondence relating thereto. For the avoidance of doubt, Brii Bio shall have no rights to any Marketing Approvals for Licensed Products in the VBI Territory.

(d) Communications with Regulatory Authorities. Brii Bio shall have sole responsibility and authority to communicate with Regulatory Authorities in the Licensed Territory regarding the Clinical Trials and the Marketing Approvals. VBI shall have sole responsibility and authority to communicate with Regulatory Authorities in the VBI Territory regarding the Clinical Trials and the Marketing Approvals.

(e) VBI Assistance. VBI shall, and shall cause its Affiliates to, provide all reasonable assistance, facilitation and support including providing all documents and data reasonably requested by Brii Bio in a timely manner and at Brii Bio’s cost to obtain and maintain Marketing Approvals in the Licensed Territory and the applicable product importation licenses. Such documents shall include copies of any clinical study reports or clinical data regarding the Licensed Products in its possession and by providing comments on Regulatory Documentation to be filed by Brii Bio at Brii Bio’s request. For the avoidance of doubt, VBI shall not be obligated as a result of this Section 6.1(e) to develop or prepare additional information or materials beyond those that it has otherwise developed or prepared for its own purposes.

6.2 Exchange of Information. Each of Brii Bio and VBI shall promptly provide to the other copies of any communications received from, or sent to any Regulatory Authority in the Licensed Territory or the VBI Territory, as applicable, with respect to the Clinical Trials, the Marketing Approval or the Licensed Products.

6.3 Coordination of Regulatory Activities. Each Party shall permit the other Party to review and comment, in a timely manner, on Regulatory Documentation for submission in the Licensed Territory or VBI Territory, as applicable, and the Parties shall use reasonable efforts to ensure that such Regulatory Documentation are consistent as between the Licensed Territory and VBI Territory.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

6.4 Rights of Reference. Each Party shall have the right to cross reference, file or incorporate by reference any regulatory submission for any Licensed Product, or any component thereof (including all Approvals), in order to support regulatory submissions that such Party may make for a Licensed Product in its respective territory. For the avoidance of doubt, no Party shall be obligated as a result of this Section 6.4 to develop or prepare additional information or materials beyond those that it has otherwise developed or prepared for its own purposes. For the avoidance of doubt, in the event that the Parties decide not to jointly develop and implement a Global Development Plan pursuant to Section 5.5, then neither Party shall have the right to reference any data obtained by the other Party pursuant to independent Clinical Trials conducted by such other Party, except that the Parties shall provide to each other any information or data generated in any Clinical Trials regarding the safety of the Licensed Products.

6.5 Pharmacovigilance. VBI shall be responsible, at its own expenses, for the creation and maintenance of the global safety database for Licensed Product. VBI shall be the sole owner of this global safety database. Brii Bio shall (at its sole cost and expense), and shall cause its Affiliates, Sublicensees and Distributors to submit to VBI all data relating to adverse events relating to Licensed Products in the Licensed Territory. Within six (6) months after the Effective Date, the Parties shall enter into a pharmacovigilance agreement on terms no less stringent than those required by ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to Licensed Product within appropriate timeframes and in an appropriate format to enable each Party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities for the reporting of safety data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of safety data.

6.6 Funding Obligation. Brii Bio shall bear one hundred percent (100%) of all costs and expenses relating to requesting and maintaining Marketing Approval for the Licensed Product in the Licensed Territory.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Article 7

SUPPLY OBLIGATIONS

7.1 Clinical Supply Obligations.

(a) VBI shall supply quantities of Licensed Product for use by Brii Bio in the conduct of Clinical Trials in the Licensed Territory, either itself or through a Third Party Manufacturer, subject to Section 7.2, in accordance with the terms and conditions set forth on Schedule 7.1(a) hereto, including the deliverables, cost allocation and timeframes set forth therein. For the avoidance of doubt, VBI shall not be required to develop formulation processes for the manufacture of any Licensed Product other than VBI-2601 pursuant to this Section 7.1(a) and any such formulation processes shall be developed by the Parties pursuant to the terms of the Development Plan.

(b) In the event that VBI fails to meet any of its final deliverable obligations set forth in Table I on Schedule 7.1(a) hereto in accordance with the timeframes set forth therein, then Brii Bio shall have the right to reduce the milestone payment that is next owed by Brii Bio to VBI under Section 9.3 or Section 9.4 (as applicable) by [*****] Dollars ($[*****]) for each month beyond the first month that VBI is so delayed in meeting such obligation, with the first such reduction being triggered on the thirty-first (31st) day following the date on which such obligation is required to be completed pursuant to Schedule 7.1(a). For example, if VBI is delayed in meeting a final deliverable obligation set forth in Table I of Schedule 7.1(a) by seventy-five (75) days, then Brii Bio would have the right to deduct [*****] Dollars ($[*****]) from the next milestone payment owed by Brii Bio to VBI under Section 9.3 or Section 9.4 (as applicable). Notwithstanding the foregoing, the total reduction in milestone payments pursuant to this Section 7.1(b) shall not exceed [*****] ($[*****]) in the aggregate. Notwithstanding the foregoing, the timeframes set forth in Table I of Schedule 7.1(a) shall be tolled during the pendency of any Interruption Event that directly causes a delay in VBI’s ability to meet such timeframes.

(c) With respect to the supply of the Brii Bio Adjuvant for use in Clinical Trials, Brii Bio shall provide such Brii Bio Adjuvant to VBI at [*****].

7.2 Technology Transfer.

(a) At any time prior to the initiation of the first Phase III Clinical Trial (subject to Brii Bio’s ability to initiate an earlier transfer of Manufacturing Technology as set forth in Schedule 7.1(a) in the event that VBI is delayed by more than six (6) months in meeting its final deliverable obligations set forth therein) for the Licensed Product in the Licensed Territory, Brii Bio may elect to have VBI transfer manufacturing responsibility for clinical supply and commercial supply to a Third Party manufacturer either in the VBI Territory or the Licensed Territory (to the extent permitted by Applicable Law) (the “Third Party Manufacturer”); provided that, VBI shall have no obligation to commence such transfer until after the Collaboration Clinical Trial has been initiated. Once Brii Bio has elected to have VBI initiate such transfer, then VBI will use Commercially Reasonable Efforts to effect a transfer of the Manufacturing Technology in accordance with the requirements set forth in this Section 7.2(a), including the timeframes set forth in the foregoing sentence. The Parties shall mutually agree upon such Third Party Manufacturer through the JSC, provided that the selection of such Third Party Manufacturer shall be subject to Brii Bio’s final-decision making authority in accordance with Section 4.4(a). Once such selection has been made, the Parties shall enter into a three (3)-party Supply Agreement with such Third Party Manufacturer for commercial supply of Licensed Products solely to Brii Bio; provided that, VBI’s rights under such Third Party Manufacturer supply agreement shall be limited to ensuring that such Third Party Manufacturer (i) maintains the confidentiality of VBI’s Confidential Information, including any information related to the VBI Technology, (ii) complies with VBI’s obligations under the [*****], and (iii) complies with applicable Licensed Product specifications and Applicable Laws. VBI shall use Commercially Reasonable Efforts to fully enable such Third Party Manufacturer to manufacture Licensed Products, including through the technology transfer requirements set forth in Section 7.2(b) below.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(b) VBI shall promptly, but in any event within thirty (30) days after the execution of such Third Party Manufacturer supply agreement, commence a transfer of the Manufacturing Technology for the Licensed Product to the Third Party Manufacturer. VBI’s contribution to the costs relating to transfer of Manufacturing Technology shall be limited to the provision of the services of VBI staff members. Any additional obligations or costs required to effect transfer of Manufacturing Technology to the Third Party Manufacturer shall be borne by Brii Bio. For the avoidance of doubt, nothing in this Section 7.2(b) shall require VBI to develop any new Manufacturing Technology applicable to the Novel Composition for use by the Third Party Manufacturer and any such development will be conducted pursuant to a separate agreement between the Parties, provided that, on a calendar year basis, VBI shall provide to the Third Party Manufacturer any updates or improvements to the Manufacturing Technology relating to the Licensed Product that have been developed in the prior calendar year. Brii Bio acknowledges that, as between the Parties, all right, title and interest to such Manufacturing Technology belongs to VBI and that the Third Party Manufacturer will be permitted to use such Manufacturing Technology solely for the purpose of manufacturing the Licensed Product for commercial supply to Brii Bio.

7.3 Commercial Supply. In the event that VBI is unable to transfer the Manufacturing Technology to a Third Party Manufacturer despite using Commercially Reasonable Efforts to do so, then VBI shall manufacture and supply Licensed Products to Brii Bio for commercial use in the Licensed Territory. Promptly following a determination that such transfer will not be feasible, the Parties shall execute a supply agreement for such commercial supply containing supply and quality terms and conditions consistent with the principles set forth on Schedule 7.3 hereto (the “Commercial Supply Agreement”) and typical for such agreements.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Article 8

COMMERCIALIZATION AND PROMOTION

8.1 Commercialization of Product.

(a) Brii Bio Responsibilities. Brii Bio shall have the exclusive right and responsibility for commercializing Licensed Products in the Field in the Licensed Territory in accordance with the terms and conditions of this Agreement. Commercialization of Licensed Products shall include, but not be limited to:

(i)	establishing the commercialization and marketing strategy and tactics;

(ii)	establishing pricing and reimbursement policies;

(iii)	receiving, accepting and filling orders;

(iv)	bidding and listing;

(v)	labeling;

(vi)	advertising and detailing;

(vii)	storage and distribution to customers;

(viii)	controlling invoicing, processing orders and collecting accounts receivable for sales; and

(ix)	recording sales in its books of account for sales.

(b) Commercialization Plan; Commercialization Reports. Within a reasonable time prior to anticipated launch of a Licensed Product, Brii Bio shall prepare a high-level summary setting forth the material commercialization activities, including revenue targets, pricing and unit forecasts, planned for such Licensed Product in the Field in the Licensed Territory. For each calendar year following the First Commercial Sale of such Licensed Product, Brii Bio shall, within forty-five (45) days after the end of such calendar year, provide to VBI a high-level report summarizing the commercialization activities performed by or on behalf of Brii Bio in such calendar year to enable VBI to assess Brii Bio’s commercialization obligations set forth in this Section 8.1, including the minimum sales obligation set forth in Section 8.1(d).

(c) Diligence. Brii Bio shall use Commercially Reasonable Efforts to commercialize at least one (1) Licensed Product in the Field in the Licensed Territory in accordance with the provisions of this Agreement and shall not, at any time during the Term of this Agreement, commercialize a Competing Product.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(d) Minimum Sales. Following receipt of Marketing Approval of a Licensed Product in a Region, Brii Bio shall commence commercialization of such Licensed Product and, with respect to mainland China, shall sell or invoice at least [*****] ([*****]) doses of such Licensed Product in mainland China within [*****] months of commercial launch of such Licensed Product, and thereafter, shall sell at least [*****] ([*****]) doses annually. For the avoidance of doubt, if at any time during the Term VBI [*****]. Notwithstanding the foregoing, the minimum sales obligation set forth in this Section 8.1(d) shall be tolled during the pendency of any Interruption Event, and any failure of Brii Bio to meet such minimum sales requirement during the occurrence of a Interruption Event shall not be deemed to be a breach of this Agreement by Brii Bio.

(e) VBI Rights. Nothing in this Agreement shall limit VBI’s exclusive rights to commercialize the Licensed Product in the VBI Territory.

8.2 Territory Compliance. VBI and its Affiliates (i) shall not, directly or indirectly, commercialize any Licensed Product in the Licensed Territory, whether inside or outside of the Field, and (ii) shall promptly cease selling or distributing any Licensed Product to any Third Party, or otherwise assisting any Third Party, who is commercializing or attempting to commercialize or distribute any Licensed Product in the Licensed Territory. Brii Bio and its Affiliates, Distributors and Sublicensees (A) shall not, directly or indirectly, commercialize the Licensed Product in the VBI Territory or outside the Field in the Licensed Territory, and (B) shall promptly cease selling or distributing the Licensed Product to any Third Party, or otherwise assisting any Third Party, who is commercializing or attempting to commercialize or distribute the Licensed Product in the VBI Territory or outside the Field in the Licensed Territory.

8.3 Compliance with Laws. Each Party hereby agrees that it will comply in all material respects with all Anti-Corruption Laws in the commercialization of Licensed Products in its respective territory.

8.4 Sci-B-Vac® Product. During the Term, VBI shall not sell or offer to sell, nor shall it authorize any Third Party to sell or offer to sell, any Sci-B-Vac® Product for prophylactic use in any Region of the Licensed Territory except Hong Kong.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Article 9

FINANCIAL TERMS

9.1 Equity Investment. In partial consideration of the rights granted by VBI to Brii Bio hereunder, Brii Bio shall purchase two million, two hundred and ninety-five thousand, and eighty two (2,295,082) shares of VBI Common Stock at a purchase price of three dollars and five cents ($3.05) per share, for an aggregate purchase price of seven million Dollars ($7,000,000), pursuant to the Stock Purchase Agreement.

9.2 Up-Front Payment. In partial consideration of the rights granted by VBI to Brii Bio hereunder, subject to the terms and conditions set forth in this Agreement, Brii Bio shall pay a one-time fee in the amount of four million Dollars ($4,000,000) (the “Up-Front Payment”) on or before ten (10) days after the Effective Date.

9.3 Regulatory Milestones.

(a) In partial consideration of the rights granted by VBI to Brii Bio hereunder and subject to the terms and conditions set forth in this Agreement, Brii Bio shall pay to VBI the regulatory milestone payments set forth below:

(b)

Regulatory Milestone		Milestone Payment if Licensed Product is VBI-2601		Milestone Payment if Licensed Product is a Novel Composition
[*****]	$	[*****]	$	[*****]
[*****]	$	[*****]	$	[*****]

For the purposes of this Section 9.3, “initiation” means the date the first patient is dosed with a Licensed Product in the [*****]. Each milestone payment in this Section 9.3 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Product.

(c) Brii Bio shall promptly, but in any event no later than ten (10) days following achievement of a regulatory milestone by Brii Bio or any of its Affiliates, inform VBI of such achievement. Thereafter, VBI shall promptly invoice Brii Bio for the payment set forth above with respect to such regulatory milestone, and Brii Bio shall pay such invoice within thirty (30) days of receipt.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

9.4 Sales Milestones.

(a) In partial consideration of the rights granted by VBI to Brii Bio hereunder and subject to the terms and conditions set forth in this Agreement, Brii Bio shall pay to VBI the following sales milestones:

Annual Net Sales in the Licensed Territory			Milestone Payment
$	[*****]	$	[*****]
$	[*****]	$	[*****]
$	[*****]	$	[*****]

Each milestone payment in this Section 9.4 shall be payable only once upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone.

(a) Brii Bio shall promptly, but in any event no later than ten (10) days following achievement of a sales milestone by Brii Bio or any of its Affiliates, inform VBI of such achievement. Thereafter, VBI shall promptly invoice Brii Bio for the payment set forth above with respect to such sales milestone, and Brii Bio shall pay such invoice within thirty (30) days of receipt.

9.5 Royalty Payments.

(a) In partial consideration of the rights granted by VBI to Brii Bio hereunder and subject to the terms and conditions set forth in this Agreement, Brii Bio shall pay to VBI a royalty of [*****] percent ([*****]%) of Net Sales of each Licensed Product in each Region from the date of the First Commercial Sale of such Licensed Product in each Region until the later of:

(i) expiration, invalidation or lapse of the last VBI Patent claiming such Licensed Product,

(ii) ten (10) years from the date of First Commercial Sale of such Licensed Product in the applicable Region, or

(iii) termination or expiration of VBI’s obligation to pay Third Party Royalties with respect to sales of such Licensed Product (the “Royalty Term”).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

9.6 Royalty Reduction. The amount of royalties payable by Brii Bio pursuant to Section 9.5 shall be reduced in the following circumstances:

(a) [*****]; and

(b) [*****].

9.7 Third Party Licenses.

(a) [*****].

(b) [*****].

9.8 Royalty Payments and Reports. Within forty-five (45) days after the end of each calendar quarter (or, for the last quarter in a calendar year, sixty (60) days after the end of such quarter), Brii Bio shall make all royalty payments payable to VBI under this Agreement with respect to such quarter. Along with such payments, Brii Bio shall also provide a report containing reasonably detailed information regarding the calculation of royalties due pursuant to Article 9 including allowable deductions in the calculation of Net Sales of each Licensed Product on which royalties are paid (the “Royalty Report”).

Article 10

PAYMENTS, BOOKS AND RECORDS

10.1 Payment Method. All payments to VBI under this Agreement shall be made by bank wire transfer in immediately available funds to an account in the name of VBI designated in writing by VBI. Payments hereunder shall be considered to be made as of the day on which they are received by VBI’s designated bank.

10.2 Payment Currency: Currency Conversion.

(a) United States Dollars. Unless otherwise expressly stated in this Agreement, all amounts specified to be payable under this Agreement are in Dollars and shall be paid in Dollars.

(b) Currency Conversion. For the purpose of computing the Net Sales for any Licensed Product sold in a currency other than Dollars and for purposes of determining Net Sales and Development Costs, or other shared expenses under this Agreement incurred by a Party in a currency other than Dollars, such Net Sales or costs amounts shall be converted into Dollars each quarter using an exchange rate that is the arithmetic average of the daily exchange rates (obtained as described below) during such quarter. Each daily exchange rate shall be obtained from The Wall Street Journal, Eastern United States Edition, or, if not so available, as otherwise agreed by the Parties.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(c) Blocked Currency. Notwithstanding the provisions of Section 10.2, if by Applicable Law or fiscal policy of a Region, conversion into Dollars or transfer of funds of a convertible currency to the United States is restricted, forbidden or substantially delayed, then amounts accrued in such Region shall be paid to VBI in such Region in local currency by deposit in a local bank designated by VBI for a period no longer than one hundred and twenty (120) days, after which any payments due to VBI shall be paid in Dollars, unless the Parties otherwise agree.

10.3 Taxes.

(a) Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, income and other taxes payable with respect to their collaborative efforts under this Agreement and that they shall use their reasonable efforts to cooperate and coordinate with each other to achieve such objective.

(b) Payment of Tax. A Party receiving a payment shall pay any and all taxes levied on such payment. If the taxing authorities of any relevant jurisdiction assert that amounts are required to be withheld from the payments due to a Party hereunder, or the tax laws in one (1) or more jurisdictions have changed so as to explicitly require such treatment, the Party made aware of such assertion or change in law shall inform the other Party within thirty (30) days and shall consult with the other Party regarding the consequences of such assertion or change. If applicable laws require that taxes be deducted and withheld from a payment, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; (iii) send evidence of the obligation together with proof of payment to the other Party within sixty (60) days following that payment; and (iv) shall provide such assistance as the other Party may reasonably require in obtaining any refund of such amounts to which the other Party may be entitled, to the extent that such assistance does not cause the remitting Party to incur any liability in respect of the taxes asserted to be due.

10.4 Records. Brii Bio shall keep, and cause its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records for the purpose of determining, in a manner consistent with GAAP, the amounts payable to VBI pursuant to this Agreement. Such books and records shall be kept for such period of time required by law, but no less than at least three (3) years following the end of the calendar quarter to which they pertain. Such records shall be subject to inspection in accordance with Section 10.5.

10.5 Audits. Upon not less than sixty (60) days’ prior written notice, Brii Bio shall permit an independent, certified public accountant selected by VBI and reasonably acceptable to Brii Bio, which acceptance will not be unreasonably withheld or delayed (for the purposes of this Section 10.5, the “Auditor”), to audit or inspect those books or records of Brii Bio, its Affiliates, or Sublicensees that relate to Net Sales and Royalty Reports for the sole purpose of verifying the: (a) royalties payable hereunder in respect of Net Sales; (b) withholding taxes, if any, required by Applicable Law to be deducted as a payment by Brii Bio in respect of such Net Sales; (c) exchange rates used in determining the amount of Dollars. Such Auditor shall be under reasonable written obligations of confidentiality to the audited party and shall disclose to VBI only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. Notwithstanding the foregoing, provided that Brii Bio obtains an audit right for itself with respect to a Sublicensee’s records that is consistent with the terms of this Section 10.5, as well as the right to share the results of such audit with VBI, Brii Bio shall not be required to obtain from such Sublicensee a direct audit right for VBI. The Auditor shall send a copy of the report to Brii Bio at the same time it is sent to VBI. Such inspections may be made no more than once each calendar year and during normal business hours. VBI shall be responsible for the cost of any such audit, provided that if the Auditor determines that Brii Bio has underpaid any amounts payable to VBI hereunder by ten percent (10%) or more, Brii Bio shall pay the costs and expenses of such audit.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

10.6 Late Payments. In the event that any payment due under this Agreement is not made when due, the payment shall accrue interest from the date due at a rate per annum equal to three percent (3%) above the U.S. Prime Rate (as set forth in the Wall Street Journal, Eastern Edition) for the date on which payment was due, calculated daily on the basis of a three hundred and sixty-five (365)-day year, or similar reputable data source; provided that, in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit the Party entitled to receive such payment from exercising any other rights it may have as a consequence of the lateness of any payment.

Article 11

CONFIDENTIALITY

11.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) including, but not limited to, all Know How, Inventions and any other technical, regulatory or business information of whatever nature (collectively, “Confidential Information”). For purposes of this Agreement, (a) all VBI Know-How shall be Confidential Information of VBI and (b) all Brii Bio Know-How shall be Confidential Information of Brii Bio.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

11.2 Exceptions. Notwithstanding Section 11.1 above, the obligations of confidentiality and non-use shall not apply to Confidential Information that, in each case as demonstrated by competent evidence:

(a) was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality, at the time of disclosure;

(b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates in breach of this Agreement;

(d) was subsequently lawfully disclosed to the Receiving Party or any of its Affiliates by a Person other than the Disclosing Party, and who, to the best knowledge of the Receiving Party, did not directly or indirectly receive such information directly or indirectly from the Disclosing Party under an obligation of confidence; or

(e) was independently developed by the Receiving Party or its Affiliate without use of or reference to any information or materials disclosed by the Disclosing Party.

11.3 Permitted Disclosures. Notwithstanding the provisions of Section 11.1, each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or prosecuting Patents as permitted by this Agreement;

(b) prosecuting or defending litigation as permitted by this Agreement;

(c) submission to a Regulatory Authority in connection with a Marketing Approval of a Licensed Product;

(d) complying with applicable court orders, Applicable Law or governmental regulations including the requirements of any securities exchange;

(e) to those of its employees, Affiliates, contractors or agents who have a need to know such Confidential Information in order to enable the Receiving Party to carry out its obligations pursuant to this Agreement provided that such persons are subject to obligations of confidentiality and non-use at least equivalent in scope to the obligations set forth in this Article 11;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(f) to existing or potential acquirers or merger candidates; investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 11; and advisors; provided, however, that neither Party shall make such disclosure to a competitor of the other Party, without obtaining the Disclosing Party’s prior consent in writing; and provided further, that each Party will remain responsible for any failure by any of the foregoing individuals to treat such Confidential Information as required under Section 11.1 as if such individuals were parties directly bound to the requirements of this Article 11.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information, it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such Party would use to protect its own confidential information, but in no event less than reasonable efforts; provided, that any Confidential Information so disclosed shall still be subject to the restrictions on use set forth in this Article 11. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

11.4 Confidentiality of this Agreement and its Terms. Except as otherwise provided in this Article 11, each Party agrees not to disclose to any Third Party the existence of this Agreement or the terms of this Agreement without the prior written consent of the other Party hereto, which Agreement and terms shall be deemed the Confidential Information of both Parties.

11.5 Public Announcements and Filings. As soon as practicable following the Effective Date hereof, the Parties shall each issue a press release announcing the existence of this Agreement which is approved in writing by both Parties. For greater certainty, neither Party (nor its Affiliates) shall be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, the NASDAQ stock exchange or any other stock exchange or Governmental Authority; provided that a disclosing Party shall give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such Party would use to protect its own confidential information.

11.6 Prior Non-Disclosure Agreements. As of the Effective Date, the terms of this Article 11 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) dealing with the subject of this Agreement, including without limitation the Confidentiality Agreement effective July 9, 2018. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

11.7 Use of Name. Each Party may use the name, insignia, symbol, trademark, trade name or logotype of the other Party only (a) in connection with permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by Applicable Law, or (c) as otherwise expressly permitted by this Agreement or agreed in writing by such other Party.

11.8 Publication. At least thirty (30) days prior to publishing, publicly presenting, and/or submitting for written or oral publication a manuscript, abstract or the like that includes information relating to any Development Plan, or Joint Invention that has not been previously published, each Party shall provide to the other Party a draft copy thereof for its review. The publishing Party shall consider in good faith any comments provided by the other Party during such thirty (30) day period. In addition, the publishing Party shall, at the other Party’s reasonable request, remove therefrom any Confidential Information of such other Party. If requested in writing by the non-publishing Party, the publishing Party shall withhold material from submission for publication or presentation for an additional thirty (30) days to allow for the filing of a Patent application or the taking of such other measures as may be required to establish and preserve proprietary rights in the information in the material being submitted for publication or presentation. The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

Article 12

INTELLECTUAL PROPERTY

12.1 Ownership of Intellectual Property.

(a) Inventions. Except as otherwise expressly set forth in this Agreement, ownership of Inventions, and any and all intellectual property rights therein, will be determined based on the principles of inventorship in accordance with United States patent laws.

(b) VBI Technology and Brii Bio Technology. Notwithstanding Section 12.1(a), (i) VBI and its Affiliates have, and shall retain all right, title and interest in and to, the VBI Technology, and (ii) Brii Bio and its Affiliates have, and shall retain all right, title and interest in and to, the Brii Bio Technology. Each Party shall execute such documents, including assignments, as may be required to vest title in the owning Party in accordance with the foregoing.

(c) Joint Technology. The Parties shall jointly own all right, title and interest in all Joint Technology and hereby agree that each Party may only use such Joint Technology to the extent permitted by this Agreement. For the avoidance of doubt, VBI shall have no right to practice the Joint Technology in the VBI Territory outside of the Field unless and until the Parties have negotiated a license pursuant to Section 3.5. Each Party shall execute such documents, including assignments, as may be required to vest title to all Joint Inventions and Joint Patents in both Parties.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(d) Assignment Obligation. Each Party will cause all employees of such Party who perform activities for such Party under this Agreement to be under an obligation to assign their rights in any Inventions and Know-How, whether or not patentable, resulting therefrom to such Party. With respect to any activities of a Party under this Agreement that are contracted to a Person that is not an employee, the Party retaining such contractor will include in the applicable contract an assignment to such Party of all rights in Inventions and Know-How made by such contractor resulting from such activities.

12.2 Patent Prosecution and Maintenance.

(a) VBI Patents.

(i) Initial Right. VBI shall have the first right to prepare, file, prosecute and maintain all VBI Patents in mainland China and shall bear the costs associated therewith. VBI shall retain patent counsel registered to practice before the Chinese patent and trademark office and shall keep Brii Bio fully informed of progress with regard to the preparation, filing, prosecution and maintenance of the VBI Patents in the Licensed Territory. Specifically, VBI shall: (A) provide Brii Bio with a draft of any filing of a patent application at least ten (10) days prior to filing and VBI shall consider in good faith any comments or revisions suggested by Brii Bio or its counsel; (B) consult with Brii Bio regarding filing strategy and Regions where VBI Patents should be filed and maintained; (C) promptly provide Brii Bio with a copy of each patent application as filed, together with a notice of its filing date and serial number; (D) provide periodic status reports to Brii Bio regarding the status of each patent application or patent in each VBI Patent family in the Licensed Territory; (E) provide Brii Bio with a copy of any examiner’s report that raise substantive patentability issues and consult with Brii Bio regarding responding to the same and shall consider in good faith any comments, strategies, and the like proposed by Brii Bio; and (F) promptly notify Brii Bio of the issuance of a VBI Patent in the Licensed Territory.

(ii) Step-In Right. In the event that VBI elects not to prosecute or maintain any VBI Patent in mainland China, or register a VBI Patent in Hong Kong or Macau, VBI shall provide reasonable prior written notice to Brii Bio of such intention (which notice shall, to the extent possible, be given no later than one hundred and twenty (120) calendar days prior to the next deadline for any action that must be taken with respect to such VBI Patent in the relevant patent office). In such case, at Brii Bio’s sole discretion, upon written notice from Brii Bio, Brii Bio will have the right but not the obligation to assume responsibility for prosecution and/or maintenance of any such VBI Patent in mainland China or registration of a VBI Patent in Hong Kong or Macau at Brii Bio’s cost and expense, and shall pay any required fees to maintain such VBI Patents in the applicable Region. If Brii Bio elects to assume such rights with respect to a VBI Patent, Brii Bio shall keep VBI reasonably informed in accordance with the criteria set forth in Section 12.2(a)(i)(A) – (F) above.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(b) Joint Patents.

(i) Initial Responsibility. Brii Bio shall be responsible for the preparation, filing, prosecution and maintenance of Joint Patents, subject to the rest of this Section 12.2(b). In carrying out its obligations pursuant to this Section 12.2(b), Brii Bio shall retain patent counsel registered to practice before the U.S. Patent and Trademark Office, which patent counsel will be instructed to copy both VBI and Brii Bio on all correspondence relating to the Joint Patents.

(ii) Cooperation. For any Joint Patents, Brii Bio shall keep VBI fully informed of progress with regard to the preparation, filing, prosecution and maintenance of the Joint Patents in and outside of the Licensed Territory. Brii Bio shall:

(1) provide VBI with a draft of any first filing of a patent application at least ten days prior to filing and Brii Bio shall consider in good faith any comments or revisions suggested by VBI or its counsel;

(2) consult with VBI regarding filing strategy and jurisdictions where Joint Patents should be filed and maintained provided, however, that unless otherwise agreed in writing, Joint Patents shall be filed in the United States, Europe, Canada and China;

(3) promptly provide VBI with a copy of each patent application as filed, together with a notice of its filing date and serial number;

(4) provide periodic status reports to VBI regarding the status of each patent application or patent in each Joint Patent family;

(5) provide VBI with a copy of any examiner’s report that raise substantive patentability issues and consult with VBI regarding responding to the same and shall consider in good faith any comments, strategies, and the like proposed by VBI; and

(6) promptly notify VBI of the issuance of a Joint Patent.

(iii) Option of VBI to Prosecute, Maintain and Enforce. In the event that Brii Bio desires to give up responsibility for the prosecution or maintenance of any Joint Patent, Brii Bio shall provide reasonable prior written notice to VBI of such intention (which notice shall, to the extent possible, be given no later than sixty (60) calendar days prior to the next deadline for any action that must be taken with respect to such Joint Patent in the relevant patent office). In such case, at VBI’s sole discretion, upon written notice from VBI, VBI may elect to assume responsibility for prosecution and/or maintenance of any such Joint Patent, and VBI shall thereafter keep Brii Bio reasonably informed in accordance with the criteria set for in Section 12.2(b)(ii).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(iv) Costs for Joint Patents. Brii Bio will bear the costs associated with preparation, filing, prosecution and maintenance of Joint Patents except for the costs associated with filing, prosecution and maintenance in the VBI Territory, which will be borne by VBI. The Party incurring costs associated with preparation, filing, prosecution and maintenance of Joint Patents of behalf of the other Party will issue an invoice to the other Party on a quarterly basis (as applicable), setting out such Party’s share of the costs incurred during the prior quarter and providing copies of supporting invoices or other documentation. Each such invoice will be payable within thirty (30) days of receipt and the provisions of Article 8 shall apply to such payments.

(v) Withdrawal of Support. In the event that a Party decides to cease paying the costs associated with the preparation, filing, prosecution and maintenance of any Joint Patents in its respective territory, such Party shall advise the other Party of such decision in writing. Upon receipt of such notice, the recipient Party may elect to abandon the Joint Patents identified in the notice, or may elect to assume sole responsibility for the ongoing costs of such Joint Patent, in which event the Party wishing to cease sharing in the costs shall forthwith execute an assignment of its entire right, title and interest in such Joint Patents to the recipient Party, and the assigning Party shall cease being responsible for its share of the costs associated with any Joint Patents listed on the assignment effective as of the date of the assignment. In the event that the Party relinquishing responsibility for the costs of a Joint Patent has responsibility for prosecution and maintenance of such Joint Patent, that Party will be deemed to have given up responsibility for such prosecution and maintenance as of the date of the notice referred to in this section.

(c) Brii Bio Patents. Brii Bio shall have the sole right to prepare, file, prosecute and maintain the Brii Bio Patents on a worldwide basis.

12.3 Infringement by Third Parties.

(a) Notice. In the event that either VBI or Brii Bio becomes aware of any infringement or threatened infringement by a Third Party of the VBI Patents or the Joint Patents, it will notify the other Party in writing to that effect. Any such notice shall include any available evidence to support an allegation of infringement or threatened infringement by such Third Party.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(b) Licensed Territory. Subject to this Section 12.3(b), Brii Bio shall have the first right (but not the obligation), as between VBI and Brii Bio, to bring and control any action or proceeding with respect to infringement of any VBI Patent or Joint Patent in the Licensed Territory. VBI shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and VBI and its counsel will reasonably cooperate with Brii Bio and its counsel in strategizing, preparing and presenting any such action or proceeding provided, however, that Brii Bio may not make any submissions in any such action challenging the validity of a VBI Patent without the prior consent of VBI, such consent not to be unreasonably withheld. If Brii Bio fails to bring an action or proceeding with respect to infringement of any VBI Patent or Joint Patent in the Licensed Territory within sixty (60) days following the notice of alleged infringement or (ii) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then VBI shall have the right (but not the obligation) to bring and control any such action, and Brii Bio shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding shall be used first to pay the legal costs of both Parties associated with the enforcement action and second to compensate Brii Bio for losses directly associated the infringement. Any additional recovery or damages shall be shared equally between the Parties. In the event that the legal costs associated with an enforcement action exceed the amount recovered in such action, then Brii shall pay any such additional costs.

(c) VBI Territory. VBI shall have the first right (but not the obligation) to bring and control any action or proceeding with respect to infringement of any Joint Patent in the VBI Territory, and Brii Bio shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If VBI fails to bring an action or proceeding within (i) sixty (60) days following the notice of alleged infringement or (b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Brii Bio shall have the right (but not the obligation) to bring and control any such action, and VBI shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages from an action or proceeding relating to Joint Patents shall be used first to pay the legal costs associated with the enforcement action and second to compensate the Parties pro rata for their respective losses directly associated the infringement. Any additional recovery or damages shall be shared equally between the Parties. In the event that the legal costs associated with an enforcement action exceed the amount recovered in such action, VBI shall pay any such additional costs.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(d) Cooperation. In the event a Party brings an infringement action in accordance with this Section 12.3, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action.

(e) Brii Bio Patents. Brii Bio shall have the sole right to bring and control any action or proceeding with respect to infringement of any Brii Bio Patent on a worldwide basis.

12.4 Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. VBI shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by VBI’s activities and Brii Bio shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Subject to Article 14, Brii Bio shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Brii Bio’s activities and VBI shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

12.5 Consent for Settlement. Neither Party shall enter into any settlement or compromise of any action or proceeding under this Article 12 which would in any manner (a) limit the scope, validity or enforcement of any of the VBI Patents or Joint Patents, (b) admit fault or wrongdoing on the part of the other Party, or (c) impose any obligations or restriction on the other Party (whether financial or otherwise) without the prior written consent of such other Party.

12.6 Patent Term Extensions. The JSC shall make recommendations regarding patent term extensions for Joint Patents, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable; provided that Brii Bio shall have final decision making authority with respect to any decisions related to patent term extensions for Joint Patents in the Licensed Territory, and VBI shall have final decision-making authority with respect to any decisions related to patent term extensions for Joint Patents in the VBI Territory. Notwithstanding the foregoing, the Parties shall coordinate their activities with respect to any patent term extension with respect to all Joint Patents in order to secure the optimal protection for each Licensed Product available under Applicable Law.

12.7 Trademarks. VBI, or its Affiliates shall own and be responsible for all trademarks, trade names, branding, logos and domain names related to Licensed Products and shall be responsible for selecting, registering, enforcing, defending, and maintaining the same.

12.8 Maintenance of Patents. During the Term, each Party shall take all steps required to maintain in good standing any Patents licensed to the other Party hereunder, including with respect to Brii Bio, any Patent covering the Brii Bio Adjuvant.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Article 13

REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1 Mutual Representations, Warranties and Covenants. Each Party hereby represents and warrants to the other Party, as of the Effective Date, and covenants (as applicable) as follows:

(a) Duly Organized. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Due Authorization; Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with the terms hereof subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

(c) Consents. Such Party has obtained, or is not required to obtain, the consent, approval, order or authorization of any Third Party, or has completed, or is not required to complete any registration, qualification, designation, declaration, or filing with, any Regulatory Authority or Governmental Authority, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement.

(d) No Conflicting Grant of Rights. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way and (b) do not conflict with, violate or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

(e) Right to Grant Licenses. Such Party has the right to grant (or cause its Affiliates to grant) the licenses contemplated under this Agreement and has not granted, assigned, transferred, or conveyed, and will not during the Term, grant, assign, transfer or convey any right, title or interest in, (i) in the case of VBI, any of the VBI Technology or its interest in the Joint Technology and (ii) in case of Brii Bio, its interest in the Brii Bio Technology or the Joint Technology, in any such case which grant, assignment, transfer or conveyance would conflict with the rights granted to the other Party hereunder.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(f) Employee/Contractor Agreements. All of such Party’s employees or contractors acting on its behalf pursuant to this Agreement are and will be obligated under a binding written agreement to assign to such party or its designee all VBI Technology and Joint Inventions (as applicable) and to comply with obligations of confidentiality and non-use consistent with those set forth in Article 11.

(g) Debarment. Such Party is not debarred under the FDA, NMPA or similar Regulatory Authority in any other jurisdiction and it does not, and will not during the Term, employ or use the services of any Person who is debarred, in connection with the development, manufacture or commercialization of Licensed Products. In the event that either Party becomes aware of the debarment or threatened debarment of any Person providing services to such Party, including the Party itself and its Affiliates, contractors, Sublicensees, Distributors, which directly or indirectly relate to activities under this Agreement, the other Party shall be immediately notified in writing.

(h) Compliance. As of the Effective Date, each Party is in material compliance with all Applicable Laws with respect to the subject matter of this agreement, and during the Term, each party covenants to the other that in the performance of its obligations under this Agreement, such Party shall comply with, and shall cause its and its Affiliates’ employees and Sublicensees to comply, with all Applicable Laws.

(i) No Third Party Rights. Neither Brii Bio nor VBI is a party to or otherwise bound by any oral or written contract or agreement that would result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any Joint Inventions or Joint Patents except as disclosed on Schedule 13 hereto.

13.2 Additional Representations, Warranties and Covenants of Brii Bio. Brii Bio represents and warrants to VBI as of the Effective Date that, to Brii Bio’s knowledge, there are no Third Party intellectual property rights that cover or claim the Brii Bio Adjuvant and that there are [*****].

13.3 Additional Representations, Warranties and Covenants of VBI. VBI represents and warrants to Brii Bio as of the Effective Date, or covenants, as applicable, that:

(a) Right to Grant License. Except for VBI’s obligations pursuant to the [*****], no royalties, license fees or other payments are required to be paid to any Third Party in connection with the manufacture, use, sale or importation of Licensed Products in the Field in the Licensed Territory.

(b) Ownership. VBI is the sole and exclusive owner of, or Controls, the VBI Technology licensed by VBI to Brii Bio under this Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(c) VBI Patents. Schedule A is a true, complete and correct list of the VBI Patents existing as of the Effective Date. (i) The VBI Patents are to the best of VBI’s knowledge, valid and enforceable, (ii) no Third Party has made any claim against VBI or its Affiliates asserting the invalidity, unenforceability, or non-infringement of any VBI Patents (including, by way of example, through the institution or written threat of institution of interference, nullity, opposition, inter partes or post-grant review or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Regulatory Authority), (iii) the VBI Patents are being diligently prosecuted in the respective patent offices in in accordance with Applicable Law, and (iv) the VBI Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for such payments.

(d) Non-Infringement by Third Parties. To VBI’s knowledge, no Third Party is infringing or misappropriating or threatening to infringe or misappropriate any VBI Technology.

(e) Non-Infringement of Third Party Rights. Neither VBI nor any of its Affiliates has received any written notice from any Person, or has knowledge of, any actual or threatened claim or assertion that the use or practice of the VBI Patents, infringes or misappropriates the intellectual property rights of a Third Party.

(f) Claims; Judgements; Settlements. Except as disclosed in Schedule B, there are no claims, judgments or settlements against or pending, or amounts with respect thereto, owed by VBI or any of its Affiliates, with respect to the VBI Technology licensed by VBI to Brii Bio under this Agreement and VBI has not received written notice threatening any such claims, judgments or settlements.

(g) Employee Agreements. All current and former employees and consultants of VBI and its Affiliates who are or have been substantively involved in the design, review, evaluation or development of the VBI Patents have executed written contracts or are otherwise obligated to assign their rights to VBI or its designee.

(h) No Third Party Rights. VBI is not a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any VBI Technology exclusively licensed to Brii Bio hereunder except as disclosed on Schedule 13 hereto.

(i) Manufacture of Licensed Product. VBI shall manufacture, store and transfer the Licensed Product supplied pursuant to Section 7.1(a) (and Schedule 7.1(a)) in accordance with applicable Licensed Product specifications and all Applicable Laws, including GMP.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(j) No Other Technology. To VBI’s knowledge, the VBI Technology in existence as of the Effective Date comprises all of the intellectual property rights used by or on behalf of VBI and its Affiliates in the research, development, and manufacturing of the Licensed Compound and VBI-2601.

(k) [*****]. VBI is not in breach of its obligations under [*****], and during the Term, VBI shall take all actions necessary to maintain the [*****] in good standing, and shall not materially breach the [*****]. In the event that [*****] notifies VBI during the Term that VBI is in material breach of the [*****], VBI shall promptly notify Brii Bio and, to the extent VBI fails to cure such breach, Brii Bio shall have the right to do so.

13.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR ANY OTHER AGREEMENT CONTEMPLATED HEREUNDER, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW OR OTHERWISE AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF PATENTS OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THE PROSPECTS OR LIKELIHOOD OF DEVELOPMENT OR COMMERCIAL SUCCESS OF THE LICENSED PRODUCT.

Article 14

INDEMNIFICATION

14.1 Indemnification of VBI. Brii Bio shall indemnify and hold harmless VBI and its Affiliates, and its and their directors, officers, employees and agents of such entities (the “VBI Indemnitees”) from and against any and all losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (“Losses”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claims”) incurred by any VBI Indemnitee, arising from, or occurring as a result of: (a) the development, manufacture, use, handling, storage, sale or other disposition of Licensed Product by Brii Bio or its Affiliates or Sublicensees in the Licensed Territory; (b) gross negligence or willful misconduct by or on behalf of Brii Bio or its Affiliates in performing any activities in connection with this Agreement; and (c) any material breach of any representations, warranties or covenants by Brii Bio under this Agreement; except, in each case ((a) – (c)), to the extent such Third Party Claims fall within the scope of the indemnification obligations of VBI set forth in Section 14.2.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

14.2 Indemnification of Brii Bio. VBI shall indemnify and hold harmless each of Brii Bio and its Affiliates and its and their directors, officers, employees and agents of such entities (the “Brii Bio Indemnitees”), from and against any and all Losses from any Third Party Claim incurred by any Brii Bio Indemnitee arising from, or occurring as a result of: (a) the development, manufacture, use, handling, storage, sale or other disposition of Licensed Product by VBI or its Affiliates; (b) gross negligence or willful misconduct by or on behalf of VBI or its Affiliates in performing any activities in connection with this Agreement; and (c) any material breach of any representations, warranties or covenants by VBI under this Agreement; except, in each case ((a) – (c)) to the extent such Third Party Claims fall within the scope of the indemnification obligations of Brii Bio set forth in Section 14.1.

14.3 Procedure. A Party that intends to claim indemnification under this Article 14 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification. The Indemnitee shall provide the Indemnitor with reasonable assistance, at the Indemnitor’s expense, in connection with the defense of the Third Party Claim for which indemnity is being sought. The Indemnitee may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnitor shall have the right to assume and conduct the defense of the Third Party Claim with counsel of its choice, which counsel shall be reasonably acceptable to Indemnitee. The Indemnitor shall not settle any Third Party Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld. So long as the Indemnitor is actively defending the Third Party Claim in good faith, the Indemnitee shall not settle any such Third Party Claim without the prior written consent of the Indemnitee. If the Indemnitor does not assume and conduct the defense of the Third Party Claim as provided above, (a) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith), and (b) the Indemnitor will remain responsible to indemnify the Indemnitee as provided in this Article 14. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 14 if and to the extent the Indemnitor is actually prejudiced thereby.

14.4 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (including D&O insurance) in an amount consistent with industry standards, for a company in a similar position to such Party, during the Term, which shall include, but not be limited to ten million Dollars ($10,000,000). Each Party shall provide the other Party with written notice at least thirty (30) days prior to any cancellation, nonrenewal or material change in the insurance described above. Each Party shall provide a certificate of insurance evidencing such coverage to the other Party upon request. Each Party shall provide a certificate of insurance evidencing its D&O insurance annually. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 14.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Article 15

TERM AND TERMINATION

15.1 Term. This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 15, shall continue in full force and effect on a Region-by-Region and Licensed Product-by-Licensed Product basis until the last-to-expire Royalty Term in the last Region in the Licensed Territory (the “Term”). Upon expiration (but not an earlier termination) of this Agreement in a Region of the Licensed Territory, VBI shall grant to Brii Bio a perpetual, non-exclusive, fully paid-up, royalty free license under the VBI Technology in such Region to make, have made, use, sell, offer for sale and import such Licensed Product in the Field in such Region.

15.2 Early Termination. Each Party shall have the right to terminate this Agreement in its entirety before the end of the Term:

(a) upon written notice by either Party if the other Party is in material breach of this Agreement and has not cured such breach within sixty (60) days (or thirty (30) days for a breach payment obligations) after notice from the terminating Party requesting cure of the breach. Any such termination shall become effective at the end of such sixty (60) or thirty (30) day period, as applicable, unless the breaching Party has cured any such breach or default prior to the end of such period; provided that, such time periods shall be tolled during the pendency of any good faith dispute that has been deferred to resolution pursuant to Article 16 with respect to the validity of such allegation of breach; or

(b) at any time if the other Party shall (i) file in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, (ii) propose an out-of-court restructuring of substantially all of VBI’s indebtedness outside the ordinary course of business, (iii) be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, (iv) propose or be a party to any dissolution or liquidation, (v) make an assignment for the benefit of its creditors, or (vi) admit in writing its inability generally to pay its debts as they fall due in the general course.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

15.3 Other Brii Bio Termination Rights.

(a) Voluntary Termination. Brii Bio shall have the right in its sole and absolute discretion, to terminate this Agreement, either with respect to a Region or in its entirety, upon one hundred and eighty (180) days prior written notice to VBI for convenience, without cause, and for any or no reason.

(b) Termination for Safety Reasons. Brii Bio may terminate this Agreement at any time during the Term immediately upon providing written notice to VBI if a Data and Safety Monitoring Board or any Regulatory Authority in the Licensed Territory imposes a clinical hold on any Clinical Trial for a Licensed Product for six (6) consecutive months.

15.4 Other VBI Termination Right. VBI shall have the right to terminate this Agreement immediately upon written notice to Brii Bio if Brii Bio or any of its Affiliates, Distributors or Sublicensees directly, or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any VBI Patent.

15.5 Effects of Termination.

(a) VBI Technology. Upon any termination of this Agreement, the licenses granted by VBI to Brii Bio in the VBI Technology shall automatically terminate.

(b) Joint Patents, Joint Inventions and Joint Know How. Effective upon termination of this Agreement:

(i) Brii Bio shall automatically be deemed to, and hereby does, grant to VBI, an exclusive, royalty free right and license under the Brii Bio Technology that covers or claims the Brii Bio Adjuvant or the Novel Composition and Brii Bio’s interest in the Joint Technology in the Field in the VBI Territory, which, for greater certainty, shall include a license to use the Brii Bio Adjuvant in the Field; and

(ii) VBI shall automatically be deemed to, and hereby does, grant to Brii Bio an exclusive, royalty free right and license under VBI’s interest in the Joint Technology in the Field in the Licensed Territory, which, for greater certainty, shall include a license to use the Brii Bio Adjuvant in the Field.

15.6 Clinical Trials Upon Termination. In the event there are any on-going Clinical Trials of the Licensed Product in the Field in the Licensed Territory as of the date of termination hereof, the Parties shall negotiate in good faith and adopt a plan to wind-down such Clinical Trials in an orderly fashion or, at VBI’s election, promptly transition such development activities to VBI or its designee, with due regard for patient safety and the rights of any subjects that are participants in any Clinical Trials and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all Applicable Laws.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

15.7 Brii Bio Regulatory Filings (including Marketing Approval). Upon termination of this Agreement, at VBI’s request and to the extent not already held by VBI, Brii Bio shall assign or cause to be assigned to VBI or its designee (or to the extent not assignable in accordance with Applicable Law, Brii Bio shall take all reasonable actions to make available to VBI or its designee the benefits of all Regulatory Documentation and Marketing Approvals for the Licensed Products in the Licensed Territory) at no cost to VBI, unless such termination is the result of VBI’s material breach of this Agreement pursuant to Section 15.2(a), in which case VBI shall bear the cost of such assignment.

15.8 Clinical Supply. Immediately upon termination of this Agreement, Brii Bio shall, at its own cost, return to VBI any unused Licensed Product supplied by VBI for use in Clinical Trials hereunder.

15.9 Inventory. Upon termination of this Agreement, Brii Bio, its Affiliates, Distributors and Sublicensees, shall have the option to continue, to the extent that Brii Bio, its Affiliates, Distributors and Sublicensees have stocks of Licensed Product remaining, to fulfill orders received from customers for Licensed Products in the Field in the Licensed Territory until up to thirty (30) days after VBI notifies Brii Bio in writing that VBI intends to commercialize such Licensed Product or has secured an alternative Distributor or licensee for the Licensed Product, but in no event for more for than six (6) months after the date of notice of termination. For Product sold by Brii Bio or its Affiliates, Distributors or Sublicensees after the effective date of a termination Brii Bio shall continue to pay royalties on the amount of Net Sales pursuant to Article 9. Notwithstanding the foregoing, Brii Bio and its Affiliates, Distributors and Sublicensees shall cease such activities in the Licensed Territory upon sixty (60) days written notice given by VBI at any time after the effective date of a termination requesting that such activities (or portion thereof) cease. In the case where VBI has given notice to Brii Bio requesting the cessation of activities pursuant to the provision of this Section, Brii Bio shall notify VBI of an estimate of the quantity of Licensed Product and its shelf life remaining in the inventory of Brii Bio, its Affiliates, Distributors or Sublicensees and VBI shall have the right to purchase any such quantities of Licensed Product from Brii Bio at a price mutually agreed by the Parties.

15.10 Transition. Brii Bio shall use Commercially Reasonable Efforts to cooperate with VBI or its designee to effect a smooth and orderly transition in the development, sale and marketing, promotion and commercialization of Licensed Product in the Licensed Territory following termination of this Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

15.11 Return of Confidential Information. Upon termination or expiration of this Agreement, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that such Party may keep one (1) copy of such materials for archival purposes only subject to a continuing confidentiality obligations.

15.12 [*****] and [*****]. In the event of a termination of this agreement by Brii Bio pursuant to Section 15.2(a) or Section 15.2(b), then VBI shall use Commercially Reasonable Efforts to facilitate a direct license for Brii Bio under the [*****].

Article 16

DISPUTE RESOLUTION AND GOVERNING LAW

16.1 Dispute Resolution Process. The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to interpretation of a Party’s rights and/or obligations hereunder or any alleged breach of this Agreement. If the Parties cannot resolve any such dispute within thirty (30) days after written notice of a dispute from one (1) Party to another, either Party may, by written notice to the other Party, have such dispute referred to the Senior Executives. The Senior Executives shall negotiate in good faith to resolve the dispute within thirty (30) days. During such period of negotiations, any applicable time periods under this Agreement shall be tolled. If the Senior Executives are unable to resolve the dispute within such time period then either Party may submit the dispute as follows:

(a) for final resolution of matters not expressly referred to expert determination hereunder, by binding arbitration in accordance with Section 16.2(b). Notwithstanding anything in this Article 16 to the contrary, VBI and Brii Bio shall each have the right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect the rights or property of that Party;

(b) for final resolution of matters designated hereunder to be resolved by expert determination, by expert determination in accordance with Section 16.3.

16.2 Arbitration.

(a) If the parties are unable to resolve such dispute through the procedures described in Section 16.1, then, except in the case of a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, the dispute shall be resolved by expedited binding arbitration before a panel of three (3) independent and neutral experienced arbitrators, one chosen by VBI, one chosen by Brii Bio and the third chosen by the foregoing two (2) arbitrators. Each Party shall select its arbitrator within ten (10) days of one party notifying the other party that it is exercising its rights under this Section 16.2(a), and the two (2) arbitrators shall select the third arbitrator within five (5) days of their selection. Any such arbitration proceeding shall be administered by the Expedited Procedure Rules, irrespective of the amount in dispute, of International Court of Arbitration of the International Chamber of Commerce, with limited discovery, in accordance with its then current rules governing commercial disputes; provided, that, such rules shall be modified by this Section 16.1(b), to the extent any such modifications are necessary.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

(b) Any arbitration shall be conducted in the English language and applicable arbitration association shall use New York as the governing law for this Agreement and the parties’ obligations hereunder. Within ten (10) days after the arbitrators are selected, the Parties will each submit to the arbitrators, and to one another, a written statement of their respective positions regarding the alleged dispute. The Parties will also provide the arbitrators a copy of this Agreement, as may be amended at such time. Each party will have ten (10) days from receipt of the other party’s submission to provide to the arbitrator a written response thereto. Neither party may have any communication (either written or oral) with the arbitrators other than for the sole purpose of engaging the arbitrator at the outset or as expressly permitted in this Section 16.1(b); provided, that the arbitrator will have the right to meet with the parties, either alone or together, as necessary in the arbitrator’s opinion to make a determination. Based on the materials submitted, the arbitrators will determine whether any discovery process is necessary, and, if it is, the parameters of such process with the intent of resolving the arbitration as expeditiously as possible (e.g., limiting the number of depositions and the time discovery is permitted to take). The Parties and arbitrators shall employ procedures designed to resolve the conflict by arbitration within twelve (12) months of the dispute being referred for arbitration.

16.3 Expert Determination. For final resolution of matters designated hereunder to be resolved by expert determination, the Parties hereby agree that such decision shall be conducted expeditiously by an independent expert selected unanimously by the Parties. Either Party may initiate the expert determination by giving written notice to the other Party. If the Parties are unable to agree upon an expert within ten (10) days after receipt of the notice of request for an expert determination, then, the International Centre for Expertise of the International Chamber of Commerce (ICC) shall appoint such expert. The expert, once appointed, shall have no ex parte communications with either Party concerning the expert determination or the underlying dispute. The Parties agree to cooperate fully in the expeditious conduct of such expert determination and to provide the expert with access to all facilities, books, records, documents, information and personnel necessary to make a fully informed decision in an expeditious manner. Before issuing a final decision, the expert shall issue a draft report and allow the parties to the dispute to comment on it. The expert shall endeavor to resolve the dispute within thirty (30) days (but no later than sixty (60) days) after his or her appointment, taking into account the circumstances requiring an expeditious resolution of the matter in dispute. The expert’s decision shall be final and binding on the Parties. The costs of the expert determination shall be shared by the Parties, regardless of the outcome of the determination.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

16.4 Governing Law; Litigation; Exclusive Venue. This Agreement and all questions regarding its existence, validity, interpretation, breach or performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of law principles. Any dispute shall be finally settled in a United States Federal Court of competent jurisdiction (or state court if no Federal Court has jurisdiction) located in the State of New York, United States, and the Parties hereby attorney to the jurisdiction of such courts.

Article 17

GENERAL PROVISIONS

17.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, extreme weather, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not) or terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any Governmental Authority (each of the foregoing, a “Force Majeure Event”). The non-performing Party shall notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for sixty (60) days after the date of the occurrence, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the goals outlined in this Agreement.

17.2 Waiver of Breach. No delay or waiver by either Party of any condition or term in any one (1) or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

17.3 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to perform all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

17.4 Amendment. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by both Parties hereto.

17.5 Severability. In the event any provision of this Agreement should be held invalid, illegal or unenforceable, the Parties shall negotiate, in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions of this Agreement shall remain in full force and effect in such jurisdiction.

17.6 Entire Agreement. This Agreement (including the Schedules attached hereto) constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all previous agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. Each of the Parties acknowledges and agrees that, in entering into this Agreement, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any Person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

17.7 Notices. Any notice or communication required or permitted under this Agreement shall be in writing in the English language, delivered personally, sent by email (and promptly confirmed by personal delivery, registered mail or overnight courier), sent by courier or sent by registered mail, postage prepaid to the following addresses of the Parties (or such other address for a Party as may be at any time thereafter specified by like notice):

To VBI: VBI Vaccines Inc. 2241-222 Third Street Boston, MA 0212 Attention: Chief Executive Officer Email:	To Brii Bio: Brii Biosciences Limited Vistra (Cayman) Limited PO Box 3119 Grand Pavilion Hibiscus Way 802 West Bay Road Grand Cayman KYI-1205 Chapel Hill, NC 27517 Attention: Zhi Hong Email:

Any such notice shall be deemed to have been given: (a) when delivered if personally delivered; (b) on the next Business Day if sent by email; and/or (c) on the fifth (5th) Business Day following the date of mailing if sent by mail or courier. Notices hereunder will not be deemed sufficient if provided only between or among each Party’s representatives on the Joint Steering Committee.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

17.8 Assignment. This Agreement shall not be assigned or otherwise transferred, nor may any right or obligations hereunder be assigned or transferred, by either Party without the prior written consent of the other Party; except that either Party may assign or otherwise transfer this Agreement without the consent of the other Party to an Affiliate or to an entity that acquires all or substantially all of the business or assets of the assigning Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise, provided that the acquiring Person assumes this Agreement in writing or by operation of law. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 17.8 shall be null and void.

17.9 Relationship of the Parties. The Parties shall be independent contractors of one another and nothing in this Agreement or any action which may be taken pursuant to its terms is intended, or shall be deemed, to establish a partnership, joint venture or agency between the Parties. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

17.10 Headings. The heading of the Articles and Sections of this Agreement are included for convenience of reference and shall not affect its meaning or interpretation.

17.11 Survival. The following provisions shall survive any termination of this Agreement: 10.5, 12.1, 12.2(b), 12.2(c), 12.5, 15.5, 15.6, 15.7, 15.8, 15.9, 15.10, 15.11 and Articles 1 (as applicable), 11, 14, 16 and 17.

17.12 Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages of this Agreement may be scanned and delivered electronically and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

17.13 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include the person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, or Schedules shall be construed to refer to Sections, or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise, including by e-mail, (j) unless stated otherwise, references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or”, and (l) references to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”).

[Signature Page Follows]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

IN WITNESS WHEREOF, the Parties have executed this Collaboration and License Agreement as of the Effective Date.

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	Chief Executive Officer

BRII BIOSCIENCES LIMITED

By:	/s/ Zhi Hong
Name:	Zhi Hong
Title:	Chief Executive Officer

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Schedule A

VBI Patents

US Provisional Patent Application 62/760439 filed November 13, 2018.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Schedule B

Claims; Judgments; Settlements

1. Civil Action 9750-09-18 Stern (minor) et al v. Ministry of Health

2. Class Action 09-18 Anonymous ID 340395698 et al v. SciVac Company Ltd

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Schedule C

Development Plan

The Parties hereby agree on the following initial development plan and budget for Licensed Compound(s) (the “Development Plan”).

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Schedule 7.1(a)

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Schedule 7.3

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”

Schedule 13

Disclosures

All of the assets of VBI and its subsidiaries are subject to a security agreement entered into pursuant Amended and Restated Credit Agreement and Guaranty between Variation Biotechnologies (US), Inc. et al and Perceptive Credit Holdings, LP, dated December 6, 2016 as amended on September 28, 2017 and July 17, 2018.